Aflac Incorporated 2017 Form 10-K
EXHIBIT 10.42

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT, made and entered into as of the 30th day of November, 2017, by and between AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS (Aflac), a Nebraska corporation (hereinafter referred to as “Corporation”); AFLAC INCORPORATED, a Georgia corporation (hereinafter referred to as “Parent”); and ERIC M. KIRSCH (hereinafter referred to as “Employee”);

W I T N E S S E T H T H A T:

WHEREAS, Employee and Corporation entered into an Amended and Restated Employment Agreement, dated December 1, 2015, and effective January 1, 2016 (the “Employment Agreement”);

WHEREAS, under the Employment Agreement, Employee serves as an employee and Executive Vice President, Global Chief Investment Officer of Corporation, with the duties to provide services in said capacity to Corporation, its subsidiaries and affiliates;

WHEREAS, as part of a reorganization of the asset management business of Corporation, Corporation and Parent desire that, as of January 1, 2018 (the “Effective Date”), (i) Employee’s employment be transferred from Corporation to Parent; (ii) the Employment Agreement be transferred by Corporation to Parent, such that Parent shall be substituted as the employer and corporate party under the Employment Agreement; and (iii) Employee shall become Executive Vice President, Global Chief Investment Officer of Parent;

WHEREAS, the Compensation Committee of the Board of Directors of Parent has approved said transfer and all said changes; and

WHEREAS, Employee desires that his employment be so transferred;

NOW, THEREFORE, the parties, for and in consideration of the mutual covenants and agreements hereinafter contained, do contract and agree as follows, to-wit:

1.	Employee’s employment shall be transferred to Parent.

2.	For all purposes under the Employment Agreement, Parent shall be substituted for Corporation, and the use of “Corporation” in all places under the Employment Agreement shall refer to Parent.

3.
Employee shall be an employee of Parent with the title and duties of Executive Vice President, Global Chief Investment Officer of Parent. For clarity and consistent with the terms of the Employment Agreement as amended hereby, Employee’s duties as an employee of Parent will include providing executive management services to Parent and its subsidiaries and affiliates.

4.	This Amendment and all changes made herein shall be effective as of the Effective Date.

5.	Except as specified herein, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Corporation and Parent have hereunto caused their names to be signed and their seals to be affixed by their duly authorized officers, and Employee has hereunto set his hand and seal, all being done in duplicate originals, with one original being delivered to each party as of the 30th day of November, 2017.

AMERICAN FAMILY LIFE ASSURANCE
COMPANY OF COLUMBUS (Aflac)

BY:	/s/ Daniel P. Amos
DANIEL P. AMOS
Chairman and Executive Officer

ATTEST:	/s/ J. Matthew Loudermilk
J. MATTHEW LOUDERMILK
Vice President, Corporate Secretary

AFLAC INCORPORATED

BY:	/s/ Daniel P. Amos
DANIEL P. AMOS
Chairman and Executive Officer

ATTEST:	/s/ J. Matthew Loudermilk
J. MATTHEW LOUDERMILK
Vice President, Corporate Secretary

/s/ Eric M. Kirsch
ERIC M. KIRSCH
Employee